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Exhibit 10.31

Exclusive Business Cooperation Agreement

        This Exclusive Business Cooperation Agreement (this "Agreement") is made and entered into by and between the following parties on April 29, 2004 in Beijing.

Party A: Beijing RaiseChina BioTech, Inc.

        Address: Suite 704, 26 Information Road, Haidian District, Beijing 100083, P.R.China

Party B: Beijing Dongjun Hospitals Investment and Management Co., Ltd.

        Address: 2501, China World Tower 1, No. 1 Jianguomenwai Avenue, Beijing 100004, P. R. China

        Whereas,

1.
Party A is a wholly-foreign-owned enterprise established in the People's Republic of China ("China"), and has the necessary resources to provide technical and consulting services;

2.
Party B is a company with exclusively domestic capital registered in China and may engage in hospital investment and management business as approved by the relevant governmental authorities in China;

3.
Party A is willing to provide Party B with exclusive technical, consulting and related services in hospital investment and management business during the term of this Agreement utilizing its own advantages in human resources, technology and information, and Party B is willing to accept such services provided by Party A or Party A's designee, each on the terms set forth herein.

Now, therefore, through mutual discussion, the parties have reached the following agreements:

1.
Services Provided by Party A

1.1
Party B hereby appoints Party A as Party B's exclusive services provider to provide Party B with complete business support services and consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement. The services may include all services within the business scope of Party B as may be determined from time to time by Party A, such as but not limited to technical services, business consultations, intellectual property licenses, equipment or property leasing, marketing consultancy, product research and development and/or other services to be determined from time to time by Party A.

1.2
Party B agrees to accept all the consultations and services provided by Party A. Party B further agrees that unless Party A consents in writing in advance, during the term of this Agreement, Party B shall not accept any consultations and/or services provided by any third party and shall not cooperate with any third party regarding the matters contemplated by this Agreement. Party A may appoint other parties, who may enter into certain of the agreements described in Section 1.3 with Party B, to provide Party B with the consultations and services under this Agreement.

1.3
Manner of Providing Services

          1.3.1    Party A and Party B agree that during the term of this Agreement, both parties, directly or through their respective affiliates, may enter into further technical service agreements or consulting service agreements, which shall provide the specific contents, manner, personnel, and fees for the specific technical service and consulting service.

          1.3.2    To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, both parties, directly or through their respective affiliates, may enter into intellectual property (including but not limited to software, trademark, patent and know-how) license agreements, which shall permit Party B to use Party A's relevant intellectual property rights, at any time and from time to time based on the needs of the business of Party B.

          1.3.3    To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, both parties, directly or through their respective affiliates, may enter into equipment or property leases which shall permit Party B to use Party A's relevant equipment or property based on the needs of the business of Party B.

2.
The Calculation and Payment of the Service Fee

  The parties agree that the service fees under this Agreement shall be determined and paid based on the methods set forth in the agreements to be entered between Party A and Party B described in Section 1.3.

3.
Intellectual Property Rights and Confidentiality Clauses

3.1
Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent application, trademark, software, technical secrets, trade secrets and others, regardless of whether they have been developed by Party A or Party B.

3.2
The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This section shall survive the termination of this Agreement for any reason.

3.3
The parties agree that this Section shall survive changes to, and rescission or termination of, this Agreement.

4.
Representations and Warranties

4.1
Party A hereby represents and warrants as follows:

          4.1.1    Party A is a company legally registered and validly existing in accordance with the laws of China.

          4.1.2    Party A's execution and performance of this Agreement is within the corporate capacity and the scope of its business operations; Party A has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party A.

          4.1.3    This Agreement constitutes Party A's legal, valid and binding obligations, enforceable in accordance with its terms.

  4.2
  Party B hereby represents and warrants as follows:

          4.2.1    Party B is a company legally registered and validly existing in accordance with the laws of China and may engage in hospital investment and management business as approved by the relevant governmental authorities of China;

          4.2.2    Party B's execution and performance of this Agreement is within the corporate capacity and the scope of its business operations; Party B has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party B.

          4.2.3    This Agreement constitutes Party B's legal, valid and binding obligations, and shall be enforceable against it.

5.
Effectiveness and Term

5.1
This Agreement is executed on the date first above written and shall take effect as of such date. Unless earlier terminated in accordance with the provisions of this Agreement or relevant agreements separately executed between the parties, the term of this Agreement shall be 10 years. After the execution of this Agreement, both parties shall review this Agreement every three months to determine whether to amend or supplement the provisions in this Agreement based on the actual circumstances at that time.

5.2
The term of this Agreement may be extended if confirmed in writing by Party A prior to the expiration thereof. The extended term shall be determined by Party A, and Party B shall accept such extended term unconditionally.

6.
Termination

6.1
Unless renewed in accordance with the relevant terms of this Agreement, this Agreement shall be terminated upon the date of expiration hereof.

6.2
During the term of this Agreement, unless Party A commits gross negligence, or a fraudulent act, against Party B, Party B shall not terminate this Agreement prior to its expiration date. Nevertheless, Party A shall have the right to terminate this Agreement upon by giving 30 days' prior written notice to Party B at any time.

6.3
The rights and obligations of the parties under Articles 3, 7 and 8 shall survive the termination of this Agreement.

7.
Governing Laws and Resolution of Disputes

7.1
The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

7.2
In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the parties shall hold consultations in good faith to resolve the dispute. In the event the parties fail to reach an agreement on the dispute within 30 days after either party's request to the other party for resolution of the dispute through negotiations, either party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then current arbitration rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration ruling shall be final and binding on both parties.

7.3
Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8.
Force Majeure

8.1
"Force Majeure Event" shall refer to any factual circumstance which is unforeseeable, unavoidable and uncontrollable, including but not limited to government actions, acts of God, fire, explosions, storms, flood, earthquakes, tides, lightning or war. However, insufficient credit, funds or financing shall not be deemed a circumstance beyond the reasonable control of either party. The party affected by a "Force Majeure Event" shall notify the other party of such "Force Majeure Event" as soon as possible.

8.2
In the event that the performance of this Agreement is delayed or impeded by the aforementioned "Force Majeure Event", the party affected by such force majeure shall not be liable in any way under this Agreement to the extent of such delay or impediment. The party affected shall take appropriate measures to mitigate or eliminate the impact of such "Force Majeure Event" and shall attempt to resume the performance of obligations delayed or impeded by such "Force Majeure Event". As soon as the "Force Majeure Event" is eliminated, the parties agree to use their best efforts to resume the performance of this Agreement.

9.
Indemnification

  Party B shall indemnify and hold harmless Party A from any loss, injury, obligation or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the consultations and services provided by Party A at the request of Party B, except where such loss, injury, obligation or expenses arise from the gross negligence or willful misconduct of Party A.

10.
Notices

10.1
All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

          10.1.1    Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

          10.1.2    Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

  10.2
  For the purpose of notices, the addresses of the Parties are as follows:

        Party A: Suite 704, 26 Information Road, Haidian District, Beijing 100083, P.R. China

    Attn: Frank Hu
    Phone: +86-10-62960888
    Facsimile: +86-10-82898737
    E-mail: fhu2002@sohu.com

        Party B: 2501, China World Tower 1, No. 1 Jianguomenwai Avenue, Beijing 100004, P. R. China

    Attn: Frank Hu
    Phone: +86-10-65059999
    Facsimile: +86-10-65059468
    E-mail: fhu@chospitals.com

  10.3
  Any party may at any time change its address for notices by a notice delivered to the other party in accordance with the terms hereof.

11.
Assignment

11.1
Without Party A's prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

11.2
Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party B without the consent of Party B.

12.
Severability

  In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions

13.
Amendments and Supplements

  Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

14.
Language and Counterparts

  This Agreement is written in both Chinese and English language in two copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

        IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Agreement as of the date first above written.

Party A: Beijing RaiseChina BioTech, Inc.

Authorized representative: /s/ Frank Hu
Name: Frank Hu
Title: Board Chairman

Party B: Beijing Dongjun Hospitals Investment and Management Co., Ltd.

Authorized representative: /s/ Frank Hu
Name: Frank Hu
Title: Board Chairman

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Exhibit 10.31
Exclusive Business Cooperation Agreement